UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2026

Fidelity® Ethereum Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42163	99-6342530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street V13E
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 343-3548

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of Fidelity Ethereum Fund	FETH	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Custodial Services Agreements

On August 7, 2026, Fidelity® Ethereum Fund (the “Trust”) and Anchorage Digital Bank NA (“Anchorage Digital”), a national trust bank regulated by the Office of the Comptroller of the Currency, entered into a custodial services agreement (the “Anchorage Digital Custodial Services Agreement”). On August 7, 2026, the Trust and BitGo Bank & Trust, N.A. (“BitGo” and collectively with Anchorage Digital, the “Custodians”), a national banking association, entered into a custodial services agreement (the “BitGo Custodial Services Agreement” and collectively with the Anchorage Digital Custodial Services Agreement, the “Custodial Services Agreements”).

Pursuant to the Custodial Services Agreements, the Custodians will provide services related to custody and safekeeping of the Trust’s ether. Additionally, FD Funds Management LLC, the sponsor of the Trust (the “Sponsor”), will utilize the services of the Custodians to stake, or cause to be staked, the Trust’s ether one or more trusted node operators.

A description of the material terms of each of the Custodial Services Agreements is included in the Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form S-3 (File No. 333-297005) filed on July 24, 2026 (the “Registration Statement”), which such descriptions are incorporated herein by reference.

The Trust’s ongoing custodial arrangements with Fidelity Digital Assets, N.A. are unaffected by the entry into the Custodial Services Agreements.

Amendment to the Sponsor Agreement

On August 7, 2026, the Trust entered into an Amended and Restated Sponsor Agreement, by and between the Trust and the Sponsor (the “Amended Sponsor Agreement”), to contemplate the staking of the Trust’s ether. The Amended Sponsor Agreement provides that the Trust will pay to the Sponsor, as partial consideration for the Sponsor arranging for the staking of the Trust’s ether, 15% of the amount of staking rewards received by the Trust, such amounts to be subsequently shared amongst the Sponsor, Custodian(s), Node Operator(s) (in each case as defined in the Registration Statement) or other third-parties engaged by the Sponsor or the Trust to stake the Trust’s ether.

The foregoing descriptions of the Custodial Services Agreements and the Amended Sponsor Agreement are summaries, do not purport to be complete descriptions of the Custodial Services Agreements or the Amended Sponsor Agreement, and are qualified in their entirety by reference to the full text of the Custodial Services Agreements and the Amended Sponsor Agreement, copies of which are filed as Exhibits 10.3.1, 10.3.2, and 10.6 hereto, respectively, and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 7, 2026, the Sponsor and CSC Delaware Trust Company, the Trustee of the Trust, entered into a Third Amended and Restated Trust Agreement (the “Trust Agreement”) to allow for staking of the Trust’s ether. A copy of the Trust Agreement is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events

Commencement of Staking Program

The Sponsor expects to commence the Trust’s staking activities as soon as practicable following the effective date of the Registration Statement. Through the staking program, the Sponsor utilizes the services of the Custodians to stake, or cause to be staked, the Trust’s ether with one or more trusted node operators (each, a “Node Operator”). The Node Operators facilitate staking by establishing validator nodes and delegating the Trust’s ether to such nodes on the Ethereum network, which entitles the Trust to receive staking rewards. The Custodians maintain exclusive possession and control of the private keys associated with any staked ether at all times. The Trust retains 85% of all staking rewards received, with the remaining 15% paid as fees shared among the Sponsor, the Custodians, and the Node Operators.

In connection with the commencement of the Trust’s staking program, the Trust intends to make quarterly cash distributions of income generated from its staking activities to holders of the Trust’s shares of beneficial interest. The distributions will consist of net staking income after deduction of any Trust expenses. To fund the cash distributions, the Trust may sell staking rewards and/or a portion of its ether, which may affect the Trust’s exposure to ether and the market price and/or net asset value of the Shares.

For a complete description of the Trust’s staking program, including the risks associated with staking activities, see the Trust’s Registration Statement filed with the Securities and Exchange Commission, the disclosure of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Third Amended and Restated Trust Agreement

10.3.1	Anchorage Digital Custodial Services Agreement

10.3.2	BitGo Custodial Services Agreement

10.6	Amended and Restated Sponsor Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY ETHEREUM FUND FD Funds Management LLC, as Sponsor of the Fidelity Ethereum Fund

Date: August 10, 2026	By:	/s/ Cynthia Lo Bessette
Name: Cynthia Lo Bessette
Title: President (Principal Executive Officer)

ETH-8-K-0826

1.9918684.102